EXHIBIT 10.11

LOCK-UP AGREEMENT

This lock-up agreement (the “Agreement”) dated as of July 15, 2010 sets out the agreement between Thompson Creek Metals Company Inc. (the “Purchaser”) and the undersigned (the “Consenting Securityholder”), regarding the proposed acquisition transaction between Terrane Metals Corp. (the “Company”) and Purchaser, as more fully described in the arrangement agreement attached hereto as Schedule “A” (the “Arrangement Agreement”, with the terms agreed to and set out therein being the “Arrangement Terms”).

A.            WHEREAS the Company and Purchaser intend to enter into the Arrangement Agreement, which is the basis of the plan of arrangement attached as an exhibit to the Arrangement Agreement (the “Plan”), and related transactions (the “Transaction”) involving the acquisition by Purchaser of all of the Company Share Capital (as defined in the Arrangement Agreement) by way of proceedings (the “Arrangement Proceedings”) under the Business Corporations Act (British Columbia);

B.            AND WHEREAS the Consenting Securityholder wishes to support the Transaction subject to the terms and conditions contained herein and in the Arrangement Agreement;

C.            AND WHEREAS the Parties have agreed to enter into this Agreement to provide for the support by the Consenting Securityholder of the Transaction;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained, the Parties hereto agree as follows:

1.             Interpretation

(a)                                  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Arrangement Agreement.

(b)                                 The Consenting Securityholder and Purchaser are collectively referred to as the “Parties” and each a “Party”.

(c)                                  The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

(d)                                 Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(e)                                  Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

2.             Representations and Warranties of Consenting Securityholder

The Consenting Securityholder hereby represents and warrants to the Purchaser (and acknowledges that the Purchaser is relying upon such representations and warranties) that:

(a)                                  Consenting Securityholder is the legal and beneficial owner, directly or indirectly, of or exercises control or direction over securities in the capital of the Company, including: (i) Company Common Shares; (ii) Company Preferred Shares; (iii) Company Warrants; and (iv) Company Options, in each case, in the principal amount(s) set forth in Schedule B (the “Relevant Securities”);

(b)                                 The Relevant Securities set forth in Schedule B are the only securities in the capital of the Company which such Consenting Securityholder has legal or beneficial ownership, directly or indirectly, or exercises control or direction over, including without limitation any securities convertible or exchangeable into securities in the capital of the Company and the Relevant Securities are free and clear from all Encumbrances;

(c)                                  No person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Relevant Securities, or any interest therein or right thereto, except pursuant to this Agreement, and none of the Relevant Securities are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote the Relevant Securities, call meetings of holders of the Company Common Shares or give consents or approvals of any kind;

(d)                                 (i) Consenting Securityholder has the authority and capacity to vote or direct the voting of the Relevant Securities, to give a proxy for the Relevant Securities in connection with the Company Meeting and any class meeting of holders of Relevant Securities, and has the power to dispose of the entire legal and beneficial interest in the Relevant Securities; (ii) Consenting Securityholder is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement; (iii) Consenting Securityholder has conducted its own analysis and made its own decision to enter in this Agreement and has obtained such independent advice in this regard as it deemed appropriate; and (iv) Consenting Securityholder has not relied on such analysis or decision on any Person other than its own independent advisors;

(e)                                  This Agreement has been duly executed and delivered by Consenting Securityholder, and, assuming the due authorization, execution and delivery by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Consenting Securityholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(f)                                    The execution and delivery of this Agreement by Consenting Securityholder and the performance by Consenting Securityholder of its obligations contemplated herein do not and will not: (i) violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Consenting Securityholder or any of its properties or assets, or (ii) constitute a default, violation or breach under any contract, commitment, agreement, arrangement, understanding or restriction, except such violations, conflicts, defaults or breaches which could not, individually or in the aggregate, impair the ability of the Consenting Securityholder to perform its obligations under this Agreement;

(g)                                 Neither the Consenting Securityholder nor any Person with which the Consenting Securityholder, to the best of its knowledge after due enquiry, does not deal at arm’s length (as defined for the purposes of the Income Tax Act (Canada) (the “Tax Act”), has not, since it became aware of the intention to complete the Transaction, acquired: (i) any warrants or options to acquire shares issued by the Company; (ii) any securities that are convertible or exchangeable into shares of the Company (iii) any debt or shares of the Purchasers (other than shares issued pursuant to the Plan); or (iv) any warrants or options to acquire, or any securities that are convertible or exchangeable into, shares of the Purchaser; and

(h)                                 To the best of its knowledge, there is no proceeding, claim or investigation pending before any Governmental Authority, or threatened against the Consenting Securityholder or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Consenting Securityholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

3.             Purchaser’s Representations and Warranties

Purchaser hereby represents and warrants to the Consenting Securityholder (and acknowledges that the Consenting Securityholder is relying upon such representations and warranties) that:

(a)           Purchaser is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)           Purchaser has all necessary power and authority to execute and deliver this Agreement;

(c)           The Agreement has been duly executed and delivered by Purchaser, and, assuming the due authorization, execution and delivery by the Consenting Securityholder, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(d)                                 The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations contemplated herein do not and will not: (i) violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its properties or assets; or (ii) constitute a default, violation or breach under any contract, commitment, agreement, arrangement, understanding or restriction, except such violations, conflicts, defaults or breaches, which could not, individually or in the aggregate, impair the ability of Purchaser to perform its obligations under this Agreement; and

(e)                                  To the best of its knowledge, there is no proceeding, claim or investigation pending before any Governmental Authority, or threatened against Purchaser or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on Purchaser’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

4.             Consenting Securityholder Covenants

(a)           Except as contemplated in this Agreement, the Consenting Securityholder agrees with the Purchaser that it shall not, directly or indirectly, in any manner:

(i)            sell, transfer, gift, assign, pledge, hypothecate, encumber, convert or otherwise dispose of any of the Relevant Securities or any interest therein or enter into any agreement, arrangement or understanding in connection therewith (it being understood that the conversion of any Company Preferred Shares into Company Common Shares is not a violation of this Section 4(a)(i)); or

(ii)           deposit any of the Relevant Securities into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Securities, in each case, without having first obtained the prior written consent of Purchaser, which consent is within the sole discretion of Purchaser and may be unreasonably withheld.

(b)           The Consenting Securityholder agrees that it shall not, and it shall cause its affiliates and its or their directors, officers, employees, agents, advisors or other representatives (including, without limitation, financial advisors, financing sources, counsel and accountants) not to, directly or indirectly:

(i)            solicit, initiate, encourage or facilitate (including by way of furnishing non-public information of the Company or the Consenting Securityholder) any Acquisition Proposal;

(ii)           (A) participate in any discussions, conversations, negotiations or other communications with any Person with respect to an Acquisition Proposal; (B) furnish any information to any Person in connection with an Acquisition Proposal; or (C) otherwise assist, facilitate or encourage the making of, or cooperate in any way regarding, any Acquisition Proposal;

(iii)          continue any existing negotiations, discussions, conversations or other communications with respect to any Acquisition Proposal;

(iv)          otherwise cooperate in or knowingly facilitate any effort or attempt to make, implement or accept any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; or

(v)           accept or enter into or propose publicly to accept or enter into a Contract with any Person relating to an Acquisition Proposal.

(c)           The Consenting Securityholder hereby irrevocably covenants, undertakes and agrees that it shall:

(i)            vote (or cause to be voted) all of the Relevant Securities:

(A)          in favour of the approval, consent, ratification and adoption of the Arrangement Agreement and the Plan (and any actions required in furtherance thereof), and not withdraw any proxies or change its vote in respect thereof;

(B)           against any resolution or action by the Company or any other person that may in any way adversely affect or reduce the likelihood of the successful completion of the Arrangement or the Transaction, or delay or interfere with, the completion of the Arrangement or the Transaction;

(C)           any action that would result in any breach of any representation, warranty, covenant or agreement or any other obligation of the Company in the Arrangement Agreement or the Plan; and

(D)          will not vote or grant to any person other than the Purchaser a proxy to vote or enter into any voting trust, vote pooling or other agreement with respect to the right to vote the Relevant Securities (and will cause such Shares Relevant Securities not to be voted) in favour of any Acquisition Proposal.

(ii)           deliver, or cause to be delivered, to the Company’s transfer agent, or as otherwise directed by the Company, after receipt of proxy materials for, and no later than ten (10) days before the date of, the Company Meeting or any other meeting of holders of Company Share Capital called for the purpose of approving the Transaction, a duly executed proxy directing that the Relevant Securities be voted at such meeting in favour of the Transaction and all related matters in the form attached as Schedule “C”.  The Consenting Securityholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in this letter agreement and the Consenting Securityholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in this Agreement.  The Consenting Securityholder hereby appoints the Purchaser as attorney in fact for the term of this Agreement (which appointment is unconditional, irrevocable and is coupled with an interest) for and on its behalf to execute a proxy appointing such person designated by the Purchaser to attend and act on behalf of the Consenting Securityholder at any meeting of shareholders in respect of any of the matters referred to in this Agreement, including without limitation the Company Meeting, and to act on behalf of the Consenting Securityholder on every action or approval by written consent of Company Securityholders in respect of such matters;

(iii)          support the approval of the Plan as promptly as practicable by the Court;

(iv)          not support any action that is intended or would reasonably be expected to impede, interfere with, delay, postpone or discourage the Transaction or the Plan;

(v)           not do anything to frustrate or hinder the consummation of the Transaction or the Plan;

(vi)          consent (on its own behalf) to any reasonable requests by a Party for a waiver of any default of Purchaser under the Arrangement Agreement pending implementation of the Plan;

(vii)         cease and cause to be terminated any existing discussions or negotiations, directly or indirectly, by or on behalf of the Consenting Securityholder with any person with respect to any Acquisition Proposal;

(viii)        immediately (and in any event within twenty-four (24) hours of receipt by the Consenting Securityholder) notify the Purchaser, at first orally and then in writing, of any Acquisition Proposal, of which it becomes aware, and shall provide the Purchaser with a description of the material terms of any such Acquisition Proposal, and shall provide the identity of the person making any such Acquisition Proposal and such other details as the Purchaser may reasonably request; and

(ix)           execute any and all documents and perform any and all commercially reasonable acts required by this Agreement to satisfy all of its obligations hereunder.

(d)           The Consenting Shareholder shall not, and hereby agrees not to:

(i)            assert or exercise any dissent rights and waives any rights of appraisal, or rights to dissent from the Arrangement or the Transaction that the Consenting Securityholder may have; or

(ii)           commence or participate in, and shall, and hereby agrees to, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company or the Purchaser or any of their subsidiaries (or any of their respective successors) relating to the negotiation, execution and delivery of the Arrangement Agreement or the consummation of the Transactions.

(e)           The Consenting Securityholder further agrees:

(i)            to the existence and factual details of this Agreement being set out in any public disclosure, including, without limitation, press releases and court materials, produced by the Company or Purchaser, at the discretion of the Company or Purchaser, in connection with the Transaction and the Plan; and

(ii)           to this Agreement being filed and/or available for inspection by the public to the extent required by law or stock exchange rules.

5.             Change in Nature of Transaction

(a)                                  In the event that: (i) the Company, with the agreement of Purchaser, determines in its good faith judgment that it is necessary or desirable to proceed with an alternative transaction structure, including, without limitation, a takeover bid or asset purchase, in conjunction with or instead of the Plan; (ii) such alternative transaction provides the same, or better, financial treatment to all affected parties and the financial implications (including tax) for the Consenting Securityholder are the same or better and the alternative transaction is on terms that are not more adverse than those contained in the Arrangement Agreement; and (iii) such alternative transaction is initiated on or before November 30, 2010 (as described in each of the foregoing clauses (i), (ii) and (iii), a “Revised Transaction”), the Consenting Securityholder shall support the completion of the Revised Transaction in the same manner and to the same extent that it has agreed to support the Transaction and the Plan under this Agreement.

(b)                                 In the event of any proposed Revised Transaction, the references in this Agreement to the Transaction shall be deemed to be changed to “Revised Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Revised Transaction.

6.             Termination

This Agreement and the obligations of the Parties to this Agreement shall terminate upon the earliest to occur of:

(a)           the termination of the Arrangement Agreement in accordance with its terms;

(b)           at any time, by mutual agreement in writing executed by the Parties; or

(c)           the Effective Time of the Transaction.

Each Party shall be responsible and shall remain liable for any breach of this Agreement by such Party occurring prior to the termination of this Agreement.

7.             Miscellaneous

(a)                                  Nothing in this Agreement is intended to preclude the Consenting Securityholder from engaging in any securities transactions, subject to the agreements set forth in Section 4 with respect to the Relevant Securities.

(b)                                 If the Consenting Securityholder acquires additional Company Share Capital or other securities of the Company (“Additional Shares”) after the date hereof, any and all rights and claims obtained by the Consenting Securityholder with respect to, on account of or pursuant to any Additional Shares shall automatically be subject to this Agreement.

(c)                                  This Agreement (including the schedules attached to this Agreement) constitutes the entire agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(d)                                 Any provision in this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Consenting Securityholder, and the Purchaser, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

(e)                                  Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(f)                                    Except as otherwise provided in this Agreement each of the Parties shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(g)                                 All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile transmission, in each case addressed to the particular Party:

(i)            If to the Purchaser, at:

Thompson Creek Metals Company Inc.

Suite 810 - 26 West Dry Creek Circle

Littleton, CO, 80120

Attn: Dale Huffman

Main: (303) 761-8801

Fax: (303) 761-7420

(ii)           If to the Consenting Securityholder, at:

”John D. Reynolds”	(name)
c/o Terrane Metals Corp.

Suite 1500 - 999 West Hastings

Vancouver BC V6C 2W2

Main: (604) 681-9903

Fax: (604) 630-2090

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing.  The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(h)           If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(i)            The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Purchaser may assign this Agreement to an affiliate, without reducing its own obligations hereunder, without the consent of the Consenting Securityholder.

(j)            This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.  Each Party submits to the jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating to this Agreement.  The Parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

(k)           The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise.  Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(l)            Subject to Applicable Law, the Consenting Securityholder agrees that it shall not make any public announcement or statement with respect to this Agreement, the Arrangement Agreement, the Plan or the Transaction without the prior written approval of the Company and Purchaser, unless such announcement or statement shall be required to meet timely disclosure or early warning obligations of the Consenting Securityholder under securities laws and/or stock exchange rules.

(m)          The Consenting Securityholder recognizes and acknowledges that this Agreement is an integral part of the Transaction, that the Purchaser would not enter into the Arrangement Agreement and the Plan unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by the Consenting Securityholder of any covenants or other commitments contained in this Agreement will cause the Purchaser to sustain injury for which they may not have an adequate remedy at law for monetary damages.  Therefore, the Parties agree that in the event of any such breach the Purchaser shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(n)           The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only.

(o)           This Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

This Agreement has been agreed and accepted on the date first written above.

THOMPSON CREEK METALS COMPANY INC.

By:	“Kevin Loughrey”
	Name:	Kevin Loughrey
	Title:	Chairman, Chief Executive Officer and Director

Signed: “John D. Reynolds”
Please Print Name:
John D. Reynolds

SCHEDULE A

ARRANGEMENT AGREEMENT

See Exhibit 2.1 to Purchaser’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2010

SCHEDULE B

RELEVANT SECURITIES

Class of Securities	Number of Securities Held

Company Common Shares	10,000

Company Preferred Shares

2007 Warrants

2010 Warrants	5,000

Company Options	900,000

SCHEDULE C

PROXY

Terrane Metals Corp.

Suite 1500 - 999 West Hastings Vancouver BC V6C 2W2

Tel: (604) 681-9903       Fax: (604) 630-2090

P R O X Y

This proxy is solicited by the management of TERRANE METALS CORP. (the “Corporation”) for the Special Meeting of its shareholders and optionholders (the “Meeting”) to be held on September •, 2010.

The undersigned hereby appoints, •, Chief Executive Officer of the Corporation, or failing him, •, Chief Financial Officer of the Corporation, or instead of either of the foregoing, (insert name)                                                       , as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in •, Vancouver, British Columbia, on September •, 2010 at 10:00 am (Vancouver time), and at any adjournments thereof, and directs the nominee to vote or abstain from voting the shares and options of the undersigned in the manner indicated below:

1.                                       TERRANE ARRANGEMENT RESOLUTION

To consider and, if thought appropriate, pass a special resolution authorizing and approving, the arrangement with Thompson Creek Metals Company Inc. under Section 288 of the Business Corporations Act (British Columbia) as more particularly described in the accompanying Management Information Circular.

FOR ☐    AGAINST ☐

2.                                       To transact any other business as may properly come before the Meeting or at any adjournment thereof.

3.                                       Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

DATED:                                                        , 2010.

Signature of Securityholder

(Please print name here)

Note: If not dated, this proxy is deemed to be dated on the day sent by the Corporation.

Affix label here

Name of Shareholder

Address of Shareholder

(Please advise the Corporation of any change of address)

NOTES:

A proxy will not be valid unless the completed, signed and dated form of proxy is faxed to Attention: Proxy Department 1 604 661 9549 or delivered by mail or by hand to 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, V6C 3B9, or 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays and holidays) before the time at which the Meeting is to be held, or any adjournment thereof.

Any one of the joint holders of a share may sign a form of proxy in respect of the security but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the security, or that one’s proxyholder, will alone be entitled to vote in respect thereof.  Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or attorney duly authorized in writing.

A securityholder has the right to appoint a person, who need not be a securityholder, other than either of the nominees designated in this form of proxy to attend and act for the securityholder and on the securityholder’s behalf at the Meeting, and may do so by inserting the name of that other person in the blank  space provided for that purpose in this form of proxy or by completing another suitable form of proxy.

The securities represented by the proxy will be voted or withheld from voting in accordance with the instructions of the securityholder on any ballot, and where a choice with respect to a matter to be acted on is specified the shares will be voted on a ballot in accordance with that specification.  This proxy confers discretionary authority with respect to matters identified or referred to in the accompanying Notice of Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.

IN RESPECT OF A MATTER SO IDENTIFIED OR REFERRED TO FOR WHICH NO INSTRUCTION IS GIVEN, THE NOMINEES NAMED IN THIS PROXY WILL VOTE SECURITIES REPRESENTED THEREBY FOR THE APPROVAL OF SUCH MATTER.